                                                                       EXHIBIT G


                       FORM OF INDEMNIFICATION AGREEMENT
                       ---------------------------------


          This Indemnification Agreement ("Agreement") is made as of the 20th day of November, 1997, by and between Dart Group Corporation, a Delaware corporation (the "Company"), and _____________________________, a director of the Company (the "Indemnitee").

                                    RECITALS
                                    --------

          A. The Indemnitee has agreed to serve or is presently serving as a director of the Company and the Company desires the Indemnitee to serve in that capacity. The Indemnitee is willing, subject to certain conditions including, without limitation, the execution and performance of this Agreement by the Company, to serve in that capacity.

          B. In addition to the indemnification to which the Indemnitee is entitled under The Delaware General Corporation Law (the "DGCL"), the certificate of incorporation of the Company, as amended (the "Certificate"), and the by-laws of the Company, as amended, the Company has obtained at its sole expense insurance protecting its officers and directors, including the Indemnitee, against certain losses arising out of actual or threatened actions, suits or proceedings to which such persons may be made or threatened to be made parties. However, as a result of circumstances having no relation to, and beyond the control of, the Company and the Indemnitee, there can be no assurance of the continuation or renewal of that insurance.

          Accordingly, and in order to induce the Indemnitee to serve or continue to serve as a director, the Company and Indemnitee agree as follows:

          1.  Service.  The Indemnitee will serve as a director of the Company
              -------
so long as he is duly elected and qualified in accordance with the by-laws of the Company (the "By-Laws") or until he resigns in writing or is removed in accordance with applicable law.

          2.  Initial Indemnity.  (a) The Company shall indemnify the Indemnitee
              -----------------
when he was or is a party or is threatened to be made a party to any pending, threatened or completed action, suit or proceeding, whether civil, administrative, investigative or criminal (other than an action by or in the name of the Company) by reason of the fact that he is or was or had agreed to become a director, officer, employee, agent or consultant of the Company, or is or was serving or had agreed to serve as a director, officer, employee, agent or consultant of any subsidiary of the Company or, at the request of the Company, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against any and all costs, charges and expenses (including, without limitation, attorneys' and others' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection therewith and any appeal therefrom if the Indemnitee acting in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall
                             ---- ----------
not, of itself, create a presumption that the Indemnitee did not satisfy the foregoing standard of conduct to the extent applicable thereto.

          (b) The Company shall indemnify the Indemnitee when he was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was or had agreed to become a director, officer, employee, agent or consultant of the Company, or is or was serving or had agreed to serve as a director, officer, employee, agent or consultant of any subsidiary of the Company, or, at the request of the Company, of another corporation, partnership, joint venture, trust or other enterprise against costs, charges and expenses (including, without limitation, attorneys' and others' fees and expenses) actually and reasonably incurred by him in connection with the defense or settlement thereof or any appeal therefrom if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and except that no indemnification shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been finally adjudged to be liable to the Company unless: (i) the Court of Chancery or the court in which such action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper or
(ii) such indemnification is consistent with the maximum permissible indemnity which may exist under applicable law at the time of any request for indemnity hereunder.

          (c) To the extent that the Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 2(a) or 2(b) hereof or in defense of any claim, issue or matter therein, he shall be indemnified against costs, charges and expenses (including, without limitation, attorneys' and others' fees and expenses) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under Sections 2(a) or 2(b) (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination in accordance with Section 4 hereof or any applicable provision of the Certificate, By-Laws, other agreement, resolution or otherwise. Such determination shall be made: (i) by the Board of Directors of the Company (the "Board"), by a majority vote of directors who were not parties to such action, suit or proceeding (the "disinterested directors"), even if such disinterested directors constitute less than a quorum of the Board, or (ii) if there is no disinterested directors or the disinterested directors by a majority vote so direct, by independent legal counsel (designated in the manner provided below in this subsection (d)) in a written opinion or (iii) by a majority vote at a meeting of the holders of voting stock of the Company (the "Stockholders") in accordance with the By-Laws. Independent legal counsel shall be designated by vote of a majority of the disinterested directors, subject to the approval of the Indemnitee (which approval shall be by a majority of the disinterested directors, if any, and shall not be unreasonably withheld); provided, however,
                                                            --------  -------
that if the Board is unable or fails to so designate, such designation shall be made by the Indemnitee subject to the approval of the Company (which approval shall be by a majority of the disinterested directors, if any, and shall not be unreasonably withheld) and provided further that, if there is a change in control of the company after this Agreement is executed, then independent legal counsel shall be selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Independent legal counsel shall not be any person or firm who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of such independent legal counsel and to indemnify fully such counsel against costs, charges and expenses (including attorneys' and others' fees and expenses) actually and reasonably incurred by such counsel in connection with this Agreement or the opinion, made in good faith and without gross negligence, of such counsel pursuant hereto.

          (e) All expenses (including attorneys' and others' fees and expenses) incurred by the Indemnitee in defending a civil, criminal, administrative or investigative action, suit, proceeding or claim with respect to which the Indemnitee expects to be entitled to indemnification under this Section 2 shall be paid by the Company in advance of the final disposition of such action, suit or proceeding in the manner prescribed by Section 4(b) hereof.

          (f) If the Company shall adopt any amendment to the Certificate or By-Laws the effect of which would be to deny, diminish or encumber the Indemnitee's rights to indemnity pursuant to the Certificate, By-Laws, the DGCL, this Agreement or applicable law, such amendment shall not apply to any actual or alleged act or failure to act on the part of the Indemnitee occurring in whole or in part prior to the date (the "Effective Date") upon which the amendment was approved by the Board or the Stockholders, as the case may be, unless such amendment by its terms would have such application and the Indemnitee shall have voted (other than by a holder of an irrevocable proxy from the Indemnitee) in favor of such adoption as a director or holder of record of the Company's voting stock, as the case may be.
          (g) Nothing in this Section 2 is intended to limit the maximum permissible indemnification and advancements to be afforded the Indemnitee by
Section 3 of this Agreement, the Certificate of Incorporation, By-Laws, insurance policies or applicable law.

          3.  Additional Indemnification.  (a)  Pursuant to Section 145(f) of
              --------------------------
the DGCL, without limiting any right which the Indemnitee may have pursuant to
Section 2 hereof, the Certificate, the By-Laws, the DGCL, any policy of insurance or otherwise, the Company shall indemnify the Indemnitee to the maximum extent not prohibited by applicable law at the time any request for indemnification is made hereunder against any amount which he is or becomes legally obligated to pay relating to or arising out of any threatened, pending or completed action, suit, proceeding, investigation or claim, whether civil, criminal or administrative, made against or involving him by reason of the fact that he is or was or had agreed to become a director, officer, employee, agent or consultant of the Company, or is or was serving or had agreed to serve as a director, officer, employee, agent or consultant of any subsidiary of the Company or, at the request of the Company, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any act or omission which he actually or allegedly commits, suffers, permits or acquiesces in while serving in his capacity as a director, officer, employee, agent or consultant of the Company, any subsidiary of the Company, or, if he is serving in such capacity at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The payments which the Company is obligated to make pursuant to this Section 3 shall include, without limitation, damages, judgments, settlements and charges, costs and expenses (including, without limitation, reasonable attorneys' and others' fees and expenses) in connection with all forms of legal action, suits, proceedings, investigation or claims and appeal therefrom, and expenses of appeal attachment or similar bonds; provided, however, that the Company shall not be obligated under this Section
--------  -------
3(a) to indemnify the Indemnitee for:

                    (i) any fine or similar governmental levy that is imposed in a final, nonappealable order and that Company is prohibited by applicable law from paying; or

                    (ii) any damages or judgments to the extent based upon or
               attributable to the Indemnitee gaining in fact a personal profit to which he was not legally entitled, including, without limitation, profits made from the purchase and sale by the Indemnitee of equity securities of the Company which are recoverable by the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, and profits arising from transactions in publicly traded securities of the Company which were effected by the Indemnitee in violation of Section 10(b) of the Securities

               Exchange Act of 1934, as amended, including Rule 10b-5 promulgated thereunder.

If the Indemnitee so requests in writing, the determination of whether the Indemnitee shall be entitled to indemnification under this Section 3(a) shall be made in accordance with Section 4(a) hereof.

          (b) Expenses (including, without limitation, attorneys' and others' fees and expenses) incurred by Indemnitee in connection with any actual or threatened civil, criminal or administrative action, suit, proceeding, investigation or claim with respect to which the Indemnitee expects to be entitled to indemnification under this Section 3 shall be paid by the Company in advance of the final disposition thereof as authorized in accordance with
Section 4(b) hereof.

          4.   Certain Procedures Relating to Indemnification and Advancement of
               -----------------------------------------------------------------
Expenses.  (a)  Except as otherwise permitted or required by the DGCL, for
--------
purposes of pursuing his rights to indemnification under Sections 2(a), 2(b) or 3(a) hereof, as the case may be, the Indemnitee may, but shall not be required to, (i) submit to the Board a sworn statement of request for indemnification substantially in the form of Exhibit 1 attached hereto and made a part hereof (the "Indemnification Statement") averring that he is entitled to indemnification hereunder; and (ii) present to the Company reasonable evidence of all expenses for which payment is requested, provided, that no evidence that
                                                --------
would cause a waiver or breach of either the attorney-client privilege or the attorney work product doctrine shall be required. Submission of an Indemnification Statement to the Board shall create a presumption that the Indemnitee is entitled to indemnification under Section 2(a), 2(b) or 3(a) hereof, as the case may be, and the Board shall be deemed to have determined that the Indemnitee is entitled to such indemnification unless: (i) the directors who are not parties to the same action, suit, proceeding, investigation or claim for which indemnification is sought do not constitute a quorum of the Board; or (ii) within 30 calendar days after submission of the Indemnification Statement, the Board shall determine by vote of a majority of disinterested directors at a meeting at which a quorum of the Board comprised of disinterested directors is present, based upon clear and convincing evidence (sufficient to rebut the foregoing presumption), that the Indemnitee is not entitled to such indemnification and the Indemnitee shall have received notice within such period in writing of such determination that the Indemnitee is not so entitled to indemnification, which notice shall disclose with particularity the evidence in support of the Board's determination and which notice shall be sworn to by all persons who participated in the determination and voted to deny indemnification. The provisions of this Section 4(a) are intended to be procedural only and shall not affect the right of the Indemnitee to indemnification under this Agreement, and any determination by the Board that the Indemnitee is not entitled to indemnification and any failure to make the payments requested in the Indemnification Statement shall be subject to judicial review as provided in Section 6 hereof.

          (b) For purposes of requesting advancement of expenses pursuant to
Section 2(e) hereof, the Indemnitee shall submit to the Board a sworn statement of request for advancement of expenses substantially in the form of Exhibit 2 attached hereto and made a part hereof (the "Undertaking"), averring that (i) he has reasonably incurred or will reasonably incur actual expenses in defending in actual civil, criminal or administrative action, suit, proceeding, investigation or claim and
(ii) he undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company under this Agreement or otherwise. For purposes of requesting advancement of expenses pursuant to
Section 3(b) hereof, the Indemnitee shall submit an Undertaking or such other form of request as he determines to be appropriate (an "Expense Request"). Within 20 calendar days after receipt of an Undertaking or Expense Request, as the case may be, the Board shall authorize immediate payment of the expenses stated in the Undertaking or Expense Request, as the case may be, and such payments shall be made by the Company. No security shall be required in connection with any Undertaking or Expense Request and any Undertaking or Expense Request shall be accepted without reference to the Indemnitee's ability to make repayment.

          5.   Subrogation; Duplication of Payments.  (a)  In the event of
               ------------------------------------
payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

          (b) The Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has actually received payment (under any insurance policy, the Certificate, the By-Laws or otherwise) of the amounts otherwise payable hereunder.

          6.  Enforcement.  (a)  If a claim for indemnification made to the
              -----------
Company pursuant to Section 4 hereof is not paid in full by the Company within 30 calendar days after a written claim has been received by the Company, or if a claim for advancement of expenses made to the Company pursuant to Section 4 hereof is not paid in full by the Company within 20 calendar days after a written claim has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim.

          (b) In any action brought under Section 6(a) hereof, it shall be a defense to a claim for indemnification pursuant to sections 2(a) or 2(b) hereof (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the Undertaking, if any is required, has been tendered to the Company) that the Indemnitee has not met the standards of conduct which make it permissible under the DGCL for the Company to indemnify the Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including the Board, independent legal counsel or the Stockholders) to have made a determination prior to commencement of such action that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct set forth in the dgcl, nor an actual determination by the Company (including the Board, independent legal counsel or Stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct.

          (c) It is the intent of the Company that the Indemnitee not be required to incur the expenses associated with the enforcement of his rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. Accordingly, if it should appear to the Indemnitee that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any action, suit or proceeding designed (or having the effect of being designed) to deny, or to recover from, the Indemnitee the benefits intended to be provided to the Indemnitee hereunder, the Company irrevocably authorizes the Indemnitee from time to time to retain counsel of his choice, at the expenses of the Company as hereafter provided, to represent the Indemnitee in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Regardless of the outcome thereof, the Company shall pay be solely responsible for any and all costs, charges and expenses, including, without limitation, attorneys' and others' fees and expenses, reasonably incurred by the Indemnitee to advance a good faith and non-frivolous position of the Indemnitee (i) as a result of the Company's failure to perform this Agreement or any provision thereof or (ii) as a result of the Company or any person contesting the validity or enforceability of this Agreement or any provision thereof as aforesaid.

          7.   Merger or Consolidation.  In the event that the Company shall be
               -----------------------
a constituent corporation in a consolidation, merger or other reorganization, the Company, if it shall not be the surviving, resulting or acquiring corporation therein, shall require as a condition thereto the surviving, resulting or acquiring corporation to agree to indemnify the Indemnitee to the full extent provided in this Agreement. Whether or not the Company is the resulting, surviving or acquiring corporation in any such transaction, the Indemnitee shall also stand in the same position under this Agreement with respect to the resulting, surviving or acquiring corporation as he would have the respect to the Company had its separate existence continued.

          8.   Nonexclusivity and Severability.  (a)  The right to
               -------------------------------
indemnification provided by this Agreement shall not be exclusive of any other rights to which the Indemnitee may be entitled under the Certificate, By-Laws, the DGCL, any other statute, insurance policy, agreement, vote of Stockholders or of Directors or otherwise, both as to actions in his official capacity and as to actions in another capacity while holding such office, and shall continue after the Indemnitee has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators.

          (b) If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

          9.  Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

          10.  Modification; Survival.  This Agreement contains the entire
               ----------------------
agreement of the parties relating to the subject matter hereof. This Agreement may be modified only by an instrument in writing signed by both parties hereto. The provisions or this Agreement shall survive the death, disability, or incapacity of the Indemnitee or the cessation of the Indemnitee's service as a director, officer, employee or agent of the Company and shall inure to the benefit of the Indemnitee's heirs, executors and administrators.

          11.  Certain Terms.  For purposes of this Agreement, references to
               -------------
"other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on Indemnitee with respect to any employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the company which imposes duties on, or involves services by, the Indemnitee with respect to an employee benefit plan, its participants or beneficiaries; references to the masculine shall include the feminine; references to the singular shall include the plural and vice versa; and if the Indemnitee acted in
                                      ---- -----
good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan he shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to herein.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                              DART GROUP CORPORATION



                              By:
                                    -------------------------------
                              Name: Richard B. Stone
                              Title: Acting Chief Executive Officer


                              -------------------------------------


                              -------------------------------------

                                                                       Exhibit 1
                                                                       ---------


                           INDEMNIFICATION STATEMENT
                           -------------------------


STATE OF_________________:
                         :  ss:
COUNTY OF________________:


          I, ____________________, being first duly sworn, do depose and say as follows:

          1. This Indemnification Statement is submitted pursuant to the Indemnification Agreement, dated as of November 20, 1997, between Dart Group Corporation (the "Company"), a Delaware corporation, and the undersigned.

          2. I am requesting indemnification against charges, costs, expenses (including, without limitation, attorneys' and others' fees and expenses), judgments, fines and amounts paid in settlement, all of which (collectively, "Liabilities") have been or will be incurred by me in connection with an actual or threatened action, suit, proceeding or claim to which I am a party or am threatened to be made a party.

          3. With respect to all matters related to any such action, suit, proceeding or claim, I am entitled to be indemnified as herein contemplated pursuant to the aforesaid Indemnification Agreement.

          4. Without limiting any other rights which I have or may have, I am requesting indemnification against Liabilities which have or may arise out of
_________________

________________________________________________________________________________
________________________________________________________________________________
_________________________________________________________________________.


                                                _______________________________

Subscribed and sworn to before
me, a Notary Public in and for
said County and State, this
______ day of _______________, 199__.



__________________________________
Notary Public


[Seal]


My commission expires the ______
day of _______________, ______.

                                                                       Exhibit 2
                                                                       ---------


                                  UNDERTAKING
                                  -----------


STATE OF_________________:
                         :  ss:
COUNTY OF________________:


          I, ____________________, being first duly sworn, do depose and say as follows:

          1. This Undertaking is submitted pursuant to the Indemnification Agreement, dated as of November 20, 1997, between Dart Group Corporation (the "Company"), a Delaware corporation, and the undersigned.

          2. I am requesting advancement of certain costs, charges and expenses which I have incurred or will incur in defending an actual or pending civil or criminal action, suit, proceeding or claim.

          3. I hereby undertake to repay this advancement of expenses if it shall ultimately be determined that I am not entitled to be indemnified by the Company under the aforesaid Indemnification Agreement or otherwise.

          4. The costs, charges and expenses for which advancement is requested are, in general, all expenses related to______________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
__________________.


                                                     ___________________________

Subscribed and sworn to before
me, a Notary Public in and for
said County and State, this
______ day of _______________, 199__.



_________________________________
Notary Public


[Seal]


My commission expires the ______
day of _______________, ______.